UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

GigCapital4, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40031	85-4164597
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

(650) 276-7040

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, and one-third of one redeemable warrant	GIGGU	The Nasdaq Stock Market LL
Common stock, $0.0001 par value	GIG	The Nasdaq Stock Market LLC
Redeemable warrants, each full warrant exercisable for one share of common stock at an exercise price of $11.50 per share	GIGGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2021, the Board of Directors (the “Board”) of GigCapital4, Inc., a Delaware corporation (the “Company”) approved the payment by the Company of advisory fees to directors in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations as well as pertaining to board committee service and administrative and analytical services. These advisory fees will be paid quarterly, and include payments to Dr. Avi S. Katz, the Executive Chairman of the Board, and Dr. Raluca Dinu, the President and Chief Executive Officer. The quarterly amounts approved are as follows:

Dr. Avi S. Katz	$15,000
Dr. Raluca Dinu	$15,000
Neil Miotto	$10,000
Dorothy D. Hayes	$5,000
Andrea Betti-Berutto	$5,000

Item 8.01	Other Events.

As previously disclosed by GigCapital4, Inc. (the “Company”) in its Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2021 (the “IPO Closing 8-K”), the Company consummated its initial public offering (the “IPO”) on that date, resulting in the issuance of an aggregate of 35,880,000 units (the “Public Units”). Each Public Unit consists of one share of the Company’s common stock (a “Public Share”), $0.0001 par value (“Common Stock”), and one-third (1/3) of one redeemable warrant (a “Public Warrant”). Each whole Public Warrant is exercisable for one share of Common Stock at a price of $11.50 per full share. The Public Units were sold at an offering price of $10.00 per unit, and the IPO generated aggregate gross proceeds of $358,800,000. Simultaneously with the closing of the IPO and the sale of the Public Units, the Company consummated the private placement (“Private Placement”) of 1,099,600 units (the “Private Placement Units”), at a price of $10.00 per Private Placement Unit, with GigAcquisitions4, LLC, a Delaware limited liability company, (the “Sponsor”) and the underwriters (“Underwriters”), pursuant to the respective Unit Purchase Agreements identified above (collectively, the “Unit Purchase Agreements”). The Sponsor purchased 850,000 Private Placement Units; and the Underwriters purchased 249,600 Private Placement Units in the aggregate. The Private Placement generated aggregate gross proceeds of $10,996,000 consisting of $8,500,000 from the sale of the Private Placement Units to the Sponsor and $2,496,000 from the sale of the Private Placement Units to the Underwriters. The Private Placement Units are substantially similar to the Public Units, except for certain differences in the warrants included in the Private Placement Units (the “Private Warrants”) as disclosed in the IPO Closing 8-K and in the Company’s registration statement on Form S-1, as amended (File No. 333-252315) (the “Registration Statement”) as declared effective by the SEC on February 8, 2021.

A total of $358,800,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders at Oppenheimer & Co. Inc., with Continental Stock Transfer & Trust Company, acting as trustee. Except for the withdrawal of interest to pay taxes, none of the funds held in the trust account will be released until the earlier of: (i) the completion of the Company’s initial business combination within twenty-four (24) months from the closing of the IPO; (ii) the Company’s redemption of 100% of the outstanding Public Shares if the Company has not completed an initial business combination within twenty-four (24) months from the closing of the IPO; or (iii) the Company’s redemption of the Public Shares in connection with the stockholder approval of any amendment to the provisions of the Amended and Restated Certificate of Incorporation governing the Company’s pre-initial business combination activity and related stockholders’ rights.

An audited balance sheet as of February 12, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Audited Balance Sheet of GigCapital4, Inc. as of February 12, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGCAPITAL4, INC.

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	President and Chief Executive Officer of GigCapital4, Inc. (Principal Executive Officer)

Date: February 18, 2021